Exhibit 10.10

GABLES RESIDENTIAL SERVICES, INC.

CONFIDENTIAL NEGOTIATED SETTLEMENT AND RELEASE OF ALL CLAIMS

This Confidential Negotiated Settlement and Release of All Claims ("Agreement") is entered into between Gables Residential Services, Inc., ("Employer") and Catherine K. Cabell ("Individual"), to set forth the terms for separation of their employment relationship and final resolution of all issues between them and payment of termination severance benefits.

In consideration of the mutual promises, covenants, and agreements set forth in this Agreement, the adequacy and sufficiency of which are acknowledged, Individual and Employer agree as follows:

1.         Individual's employment with Employer will cease for all purposes on January 18, 2002 ("Termination Date").  In consideration of Individual's past services and for the other agreements made by Individual herein, on the effective date of this Agreement, Employer shall pay Individual's regular bi-weekly salary through January 18, 2002.  Payments provided through January 18, 2002 will be paid and sent to Individual in accordance with Employer's normal bi-weekly payroll schedule, less applicable deductions for state and federal taxes and any health insurance premiums incurred at Individual's election, on such amount.

Employer agrees to pay Individual twenty-six (26) weeks salary (representing $100,048.00), six (6) weeks sabbatical salary (representing $23,088.00), sixty (60) hours earned vacation (representing $5,772.00), a 2001 bonus (representing $118,400.00), and a cash equivalent of 2000 shares of Company stock at a value of $29.50 per share (representing $59,000.00), less applicable deductions for state and federal taxes on such amounts.  Payments provided herein will be made on March 8, 2002.

Employer agrees that all restricted stock grants issued to Individual will fully vest effective February 23, 2002.

All other compensation, bonuses, benefits, and entitlements to benefits will cease as of the Termination Date.

2.         The Employer shall continue to provide Individual all health insurance benefits at the current level through January 31, 2002.  Subsequent to January 31, 2002, the Employer will extend to Individual the right to continue health insurance at Individual's own expense for up to eighteen (18) months, as may be required by and pursuant to the terms and conditions of the Consolidated Omnibus Budget Reconciliation Act of 1986.  Notification of the ability to continue these benefits shall be extended to Individual according to the COBRA notification requirements.

3.         Within ten (10) days of receipt of business expense reimbursement claims, Employer will, pursuant to its standard business reimbursement policy, process and pay to Individual reasonable and customary business expenses claimed by Individual to have been incurred.

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4.         Individual hereby fully, finally, completely, and generally releases and forever discharges Employer, its predecessors, successors, parent entities, subsidiaries, affiliates, officers, directors, associates, agents, and representatives, from any and all claims, actions, charges, complaints, demands, or causes of action, whatever kind or character, whether now known or unknown, arising from, relating to, or in any way connected with Individual's employment with or separation of employment from Employer.  This includes, but is not limited to, any contractual claims, additional compensation, tortuous conduct, wrongful discharge or discrimination in employment on the basis of race, color, sex, pregnancy, national origin, religion, age under the Age Discrimination in Employment Act, or disability, if any, Individual may have, including attorney's fees and costs, occurring on or before the effective date of this Agreement.  This Release includes, but is not limited to, all claims under Title VII of the Civil Rights Act of 1964, and amendments thereto; the Americans with Disabilities Act; the Age Discrimination in Employment Act; the Fair Labor Standards Act; and all other comparable state, federal, or local laws or ordinances regulating the employment relationship and prohibiting employment discrimination, occurring on or before the date of execution of this Agreement.

5.         Individual represents that Individual has not filed any complaints, charges or lawsuits against Employer with any governmental agencies or courts and that Individual will not do so.  If Individual currently has on file any complaints, charges, or lawsuits, Individual will request such agency or court to withdraw Individual from the matter and to dismiss with prejudice such matter.  Furthermore, Individual will not file, bring or pursue any claims, charges, complaints or other actions against Employer on their own or on behalf of Individual.

6.         Individual agrees not to divulge any information that is of a confidential or proprietary nature relative to the Employer, such as insider information.  Individual agrees to return to Employer all documents and other property in Individual's possession that were originated by anyone, including Individual, as part of Individual's duties for the Employer, that are part of the Employer's business records, of which the Employer has any ownership or possessory rights.  Individual agrees to return and represents that Individual has returned the originals and all copies of such documents and property to representatives of the Employer at the time this Agreement is executed by the parties.  Individual hereby agrees that Individual will provide Employer with any and all password(s) to computer files of which Individual has knowledge and allow Employer to confirm such password(s).

7.         Individual agrees to keep confidential all information contained in this Agreement and that its terms will not be disclosed or divulged by Individual to anyone at any time, other than to Individual's confidential advisors or pursuant to a court order or other legally binding requirement.

8.         From and after the date of presentment of this Agreement, Individual shall not, directly or indirectly, take any action which is in fact, or is intended to be, contrary to the interests of the Employer, nor will Individual disparage or make negative, derogatory or defamatory statements about Employer.

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9.         Individual acknowledges and agrees that Individual has read the provisions of this Agreement and that Individual has had a sufficient opportunity to discuss thoroughly the Agreement with Individual's confidential advisors prior to signing below, that the contents and meaning of this document are understood by Individual in full, and that Individual enters into this document voluntarily and without coercion.

10.       This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements, understandings, or representations, if any, between the parties.  This Agreement, offer of this Agreement, and compliance with this Agreement shall not constitute or be construed or deemed as an admission of liability or wrongdoing on the part of the Employer of any violation of the rights of Individual but, rather, such liability or wrongdoing is expressly denied.

11.       This Agreement is made in the State of Texas and shall be interpreted under the laws of said state.  Its language shall be construed as a whole, according to its fair meaning, and not strictly for or against either party.

12.       Should any part of this Agreement be determined by any court to be illegal or invalid, the validity of the remaining parts shall not be affected thereby and, said illegal or invalid part shall be deemed not to be part of this Agreement.

13.       This Agreement is binding on Individual's heirs, successors, assigns, administrators, executors, and representatives and shall inure to the benefit of Employer, its successors, assigns, administrators, receivers, and trustees.

GABLES RESIDENTIAL SERVICES, INC.

By:  /s/ Michael M. Hefley
Michael M. Hefley
Chief Operating Partner

Presented this date: /s/ January 14,  2002

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NOTICE TO INDIVIDUAL

The law requires that you be advised and you are hereby advised that you have up to twenty-one (21) days to consider this Agreement and to consult with an attorney prior to executing this Agreement should you desire.  If you accept the terms of this Agreement, it must be signed by you, notarized, and returned to Joni Kay Bastuba, Vice President of Human Resources, Gables Residential Services, Inc., 6551 Park of Commerce Blvd., Suite 100, Boca Raton, Florida, 33487, within twenty-one (21) days, which is on or before 5:00 PM on February 5, 2002.  After the execution of this Agreement by you, you have a period of seven (7) days in which you may revoke this Agreement.  Notification of revocation is required to be made in writing to Joni Kay Bastuba, at the address listed above.  The effective date of this Agreement is eight (8) days after you execute this Agreement.

INDIVIDUAL'S STATEMENT

I have read the Agreement; reviewed and discussed it with Employer prior to execution; been afforded the necessary time to review the Agreement and to consult with the advisor of my choice; and I fully understand its term and conditions.  Therefore, I hereby indicate my agreement by signing below on this /s/ 1st day of /s/ February, 2002.

/s/ Catherine K.Cabell
Catherine K. Cabell

 Before me, the undersigned notary public, on this day personally appeared /s/ Catherine K. Cabell ("Individual") known to me to be the person whose name is subscribed to on the foregoing agreement and acknowledged to me that it was executed for the purpose of and consideration therein expressed; that it was executed as a free and voluntary act after having read it fully and having conferred with person(s) desired, including an attorney; and that it was executed by Individual without threat, force, fraud, or duress; and that at the time of the execution of this agreement, Individual was completely sober, competent, and capable of understanding the character of her/his acts was in complete charge of her/his faculties and capable of executing this instrument and understanding the significance of her/his acts.

 Signed this day   /s/ Melanie Peterson

 Notary Public, State of   /s/  Texas

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